Stan J.H. Lee, CPA 2182 Lemoine Avenue Suite 200 Fort Lee, NJ 07024	Tel) 760-612-1269 Fax) 815-846-7550 e-mail) mailto:sierra5533@aol.com stanL@dmhdxcpa.com

July 25, 2003

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington DC 20549

Dear Sir/Madam:

I have read Item 4(a)(1) included in Amendment No. 2 to the Form 8-K dated March 31, 2003 of Millennium Capital Venture Holdings, Inc. to be filed with the Securities and Exchange Commission and am in agreement with the statements contained therein.

Yours very truly,

/s/ Stan J.H. Lee, CPA

________________________

Stan J.H. Lee, CPA

cc: Mr. Bruno Desmarais, Chief Executive Officer, Millennium Capital Venture Holdings Inc.